UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2022

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of principal executive offices) (Zip Code)

(208) 769-4100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2022, the Board of Directors of Hecla Mining Company (the “Company”) amended the Company’s Bylaws, effective December 9, 2022 to (i) clarify that plurality voting applies in contested elections, (ii) update certain aspects of the advance notice bylaws, and (iii) reflect recent changes to (a) Delaware law regarding shareholder list availability during the annual meeting of shareholders and (b) the proxy rules of the Securities and exchange Commission. The amendments to the advance notice bylaws update the procedures and information requirements for the nomination of directors and the proposal of other business for consideration at meetings of shareholders, including with respect to Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended.

The description of the amendment to the Company’s Bylaws contained herein is qualified in its entirety by, and should be read in conjunction with, the complete text of the Company’s Bylaws, as amended, which are attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01 – Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

3.1	Bylaws of Hecla Mining Company, as amended as of December 9, 2022.*

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: December 15, 2022

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